Registration No. 33-
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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

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                            Form S-8

                     REGISTRATION STATEMENT

                             Under

                   THE SECURITIES ACT OF 1933

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                 Premark International, Inc.
      (Exact name of Issuer as specified in its charter)

             Delaware                             36-3461320
   (State or other jurisdiction of                (I.R.S.
   incorporation or organization)                 Employer Iden-
                                                  tification No.)

1717 Deerfield Road, Deerfield, Illinois              60015
(Address of principal executive offices)           (Zip code)

        PREMARK INTERNATIONAL, INC. 1994 INCENTIVE PLAN
                     (Full title of the plan)

                      JOHN M. COSTIGAN, Esq.
              Senior Vice President, General Counsel
                           and Secretary
                     Premark International, Inc.
                        1717 Deerfield Road
                      Deerfield, Illinois 60015
             (Name and address of agent for service)
                           (708) 405-6000
     (Telephone number, including area code, of agent for service)

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     Approximate date of commencement of proposed sale to the
public: As soon as practicable after the Registration Statement becomes effective.
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              CALCULATION OF REGISTRATION FEE
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                             Proposed    Proposed
Title of                     maximum     maximum      Amount
securities      Amount       offering    aggregate    of re-
to be           to be        price per   offering     gistra-
registered      registered   share       price        tion fee
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Common Stock,
par value $1.00
per share...... 2,500,000(1) $75.875 (2)  $189,687,500 $65,410.00

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(1)  Shares available for future options or stock appreciation rights, plus such additional number of shares as may be issuable by reason of the anti-dilution provisions of the Plan.

(2)  Estimated solely for purposes of calculating the
     Registration Fee and computed pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's Common Stock on the New
     York Stock Exchange on May 5, 1994.
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                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1993, which contains audited financial statements for the most recent year for which such statements have been filed;

    (b) All other reports filed by the Registrant pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934
    (the "Exchange Act") since December 25, 1993; and

    (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 dated September 8, 1986, as amended, and the description of rights attaching to such Common Stock contained in the Registrant's current report on Form 8-K dated March 20, 1989.

    All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

    Described in Item 3(c) above.

Item 5. Interests of Named Experts and Counsel

     The validity of the Common Stock which may be issued pursuant to the Plan has been passed upon by John M. Costigan, Senior Vice President, General Counsel and Secretary of
Registrant.  Mr. Costigan has been granted options to acquire
120,350 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

    Article Tenth of the Company's Restated Certificate of Incorporation provides that each person who was or is made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Company, to the full extent authorized by the General Corporation Law of the State of Delaware (the 'Delaware Law'), as currently in effect (or, to the extent indemnification is broadened, as it may be amended), against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Such Article also provides that rights conferred thereby are contract rights and will include the right to be paid by the Company for the expenses incurred in defending the proceedings specified above, in advance of their final disposition, except that, if the Delaware Law so requires, such payment will only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such provision or otherwise. Article Tenth provides that the Company may, by action of its Board, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

    Such Article also provides that persons indemnified thereunder may bring suit against the Company to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such a suit will be reimbursed by the Company. It further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Delaware Law, the burden of proving the defense will be on the Company and neither the failure of the Company's Board to have made a determination that indemnification is proper, nor an actual determination by such Board that the claimant has not met the applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    Such Article also provides that the rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred therein will not be exclusive of any other right which any person may have or acquire under any statute, provision of the Company's Restated Certificate of Incorporation or By-Laws, or otherwise. Finally, it provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Law.

    Section 145 of the Delaware Law provides that corporations organized thereunder have the power to indemnify directors, officers, employees and agents against liability under certain circumstances.

    The Registrant also maintains a standard policy of officers' and directors' liability insurance.

Item 8. Exhibits.

Exhibit
  No.                      Description
- -------                    -----------

  4.1  Premark International, Inc. 1994 Incentive Plan

  4.2  Form of Stock Option Agreement

  5    Opinion and Consent of John M. Costigan, Esq.

 23    Consent of Independent Accountants

 24    Powers of Attorney

Item 9. Undertakings.

A.  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section
       10(a)(3) of the Securities Act of 1933, as amended (the
       "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
       Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on May 4, 1994.

                                      PREMARK INTERNATIONAL, INC.




                                    By:  WARREN L. BATTS
                                         Chairman of the
                                         Board of Directors and
                                         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                        Position
        ---------                        --------


     WARREN L. BATTS               Chairman of the Board
                                   of Directors,
                                   Chief Executive Officer and
                                   Director
                                   (Principal Executive Officer)

     JAMES M. RINGLER              President, Chief Operating
                                   Officer and Director


             *                        Director
- ------------------------------
     William O. Bourke



             *                         Director
- -------------------------------
     Dr. Ruth M. Davis

              *                        Director
- --------------------------------
     Dr. Lloyd C. Elam

              *                        Director
- --------------------------------
     Clifford J. Grum

              *                        Director
- --------------------------------
     Joseph E. Luecke

              *                        Director
- --------------------------------
     Bob Marbut

              *                        Director
- --------------------------------
     John B. McKinnon

              *                        Director
________________________________
     David R. Parker

              *                        Director
- --------------------------------
     Robert M. Price


              *                        Director
- --------------------------------
     Janice D. Stoney


     ROBERT W. HOAGLUND            Vice President, Control
                                   and Information Systems
                                   (Principal Accounting
                                   Officer)

     LAWRENCE B. SKATOFF           Senior Vice President and
                                   Chief Financial Officer
                                   (Principal Financial
                                   Officer)



*By: JOHN M. COSTIGAN
     Attorney-in-fact


May 4, 1994


Exhibit No.                  Description                  Page

 4.1                Premark International, Inc.           10-30
                    1994 Incentive Plan

 4.2                Form of Stock Option                  31-34
                    Agreement

 5                  Opinion and Consent of                   35
                    John M. Costigan, Esq.

23                  Consent of Independent                   36
                    Accountants

24                  Powers of Attorney                       37

EXHIBIT 4.1

                                                       Annex I

                Premark International, Inc. 1994 Incentive Plan

Article 1. Establishment, Purpose, and Duration

     1.1 Establishment of the Plan. Premark International, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Premark International, Inc. 1994 Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Performance Awards. Subject to ratification by the Company's shareholders, the Plan shall become effective as of May 4, 1994 (the "Effective Date"), and shall remain in effect as provided in
Section 1.3 herein.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special efforts the successful conduct of its operations largely is dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate, amend or modify the Plan at any time pursuant to
Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after May 4, 2004.

Article 2. Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options,
          Incentive Stock Options, SARs, Restricted Stock, or
          Performance Awards.


     (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

     (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (d) "Beneficiary" means a person who may be designated by a Participant pursuant to Article 10 and to whom any benefit under the Plan is to be paid in case of the Participant's death or physical or mental incapacity, as determined by the Committee, before he or she receives any or all of such benefit.

     (e) "Board" or "Board of Directors" means the Board of Directors of the Company.

     (f)  "Change in Control" of the Company means:

          (i) An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding Shares (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following:
          (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses
          (1), (2) and (3) of subsection (iii) of this definition; or

          (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Shares, and the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

          (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (g) "Change in Control Price" shall mean the higher of (a) the Fair Market Value of a Share on the day of cancellation of an Award, and (b) the highest cash purchase price per Share paid in a Corporate
          Transaction.

     (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (i)  "Committee" means the committee, as specified in
          Article 3, appointed by the Board to administer the Plan with respect to grants of Awards, or (unless otherwise stated) its designee pursuant to a delegation by the Committee as contemplated by Section 3.2.

     (j) "Company" means Premark International, Inc., a Delaware corporation, or any successor thereto as provided in
          Article 17 herein.

     (k) "Director" means any individual who is a member of the Board of Directors of the Company.

     (l) "Employee" means any full-time, nonunion employee of the Company or of the Company's Subsidiaries.
          Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

     (m)  "Exchange Act" means the Securities Exchange Act of
          1934, as amended from time to time, or any successor
          Act thereto.

     (n) "Fair Market Value" shall mean the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the average of the highest and lowest quoted selling prices on the nearest day before and/or the nearest day after the relevant date, as determined by the Committee.

     (o) "Freestanding SAR" means a SAR that is granted independently of any Options pursuant to Section 7.1 herein.


     (p) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     (q) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent
          (10%) beneficial owner of the Company, as defined under
          Section 16 of the Exchange Act.

     (r) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

     (s)  "Option" means an Incentive Stock Option or a
          Nonqualified Stock Option.

     (t) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     (u) "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

     (v) "Performance Award" means an Award granted to an Employee, as described in Article 9 herein, including
          Performance Units and Performance Shares.

     (w) "Performance Period" means a time period during which performance goals established in connection with Performance Awards must be met.

     (x) "Performance Unit" means an Award granted to an Employee, as described in Article 9 herein.

     (y) "Performance Share" means an Award granted to an Employee, as described in Article 9 herein.

     (z) "Period of Restriction" or "Period" means the period or periods during which the transfer of Shares of Restricted Stock is limited based on the passage of time, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     (aa) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (ab) "Prior Plans" means, collectively, the Premark International, Inc. Stock Option Plan, the Premark International, Inc. Restricted Stock Plan, the Premark International, Inc. Performance Unit Plan, the Premark International, Inc. Annual Incentive Plan, and the Premark International, Inc. Phantom Stock Unit Appreciation Plan.

     (ac) "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein, the receipt of which shall be subject solely to the Period of Restriction.

     (ad) "Share" means a share of common stock of the Company.

     (ae) "Subsidiary" or "Subsidiaries" means any corporation or corporations in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     (af) "Stock Appreciation Right" or "SAR" means an Award, granted alone (Freestanding SAR) or in connection with a related Option (Tandem SAR), designated as a SAR, pursuant to the terms of Article 7 herein.

     (ag) "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 7.1 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled).

     (ah) "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth business day following such date.

Article 3. Administration

     3.1 The Committee. The Plan shall be administered by the Compensation and Employee Benefits Committee of the Board, or by any other Committee appointed by the Board consisting of not less than three (3) Directors who are not Employees; provided, however, that upon the date that the Plan is declared by the Board to be governed by rules under Section 16 of the Exchange Act effective May 1, 1991, as amended, such Committee may consist of not less than two (2) Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     The Committee shall be composed solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3 under the Exchange Act. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 of the Exchange Act, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3.

     3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the Company's Restated Certificate of Incorporation or Bylaws, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its duties under the Plan in whole or in part, on such terms and conditions as it shall determine, to the Chief Executive Officer of the Company and to other senior officers of the Company and its Subsidiaries, except that (i) only the Committee may select and make other decisions as to Awards to Participants who are subject to Section 16 of the Exchange Act, and (ii) no delegation shall be made if the consequence of such delegation would adversely affect the compliance of the Plan with the conditions established by Rule 16b-3 for exemption from Section 16 of the Exchange Act (or any successor provisions) or adversely affect the compliance of the Plan with Section 162(m) of the Code (or any successor provisions) and any regulations promulgated thereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and Beneficiaries.

Article 4. Shares Subject to the Plan

     4.1  Number of Shares. Subject to adjustment as provided in
Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed one million one hundred fifty thousand (1,150,000) plus the number of Shares reserved for Stock Option use under the Prior Plans and transferred to this Plan pursuant to Article 19; provided, however, that if during the term of the Plan the Company repurchases Shares, additional Options may be granted equal to the number of Shares so repurchased, except that no more than one million five hundred thousand (1,500,000) additional Shares shall be authorized for Options under this proviso; and provided further that the total number of such available Shares that may be used for Restricted Stock Awards under the Plan shall be limited to one hundred fifty thousand (150,000) plus the number of Shares reserved for Restricted Stock use under the Prior Plans and transferred to this Plan pursuant to Article 19. These Shares may be either authorized but unissued or reacquired Shares.

     The following rules will apply for purposes of the determi-nation of the number of Shares available for grant under the
Plan:

     (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

     (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

     (c) The grant of a Tandem SAR shall not reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

     (d) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

     (e) The Committee shall reduce the appropriate number of Shares from the authorized pool where a Performance
          Award is payable in Shares.

     (f) The Shares subject to outstanding Awards under Prior Plans which are transferred to this Plan in accordance with Article 19 shall not reduce the number of Shares available for grant hereunder. The number of Shares reserved for use under the Prior Plans, upon transfer to this Plan in accordance with Article 19, shall be in addition to the total amount of Shares available for grant under this Plan as set forth in the first sentence of this Section 4.1.


     4.2 Lapsed Awards. If any Award granted under this Plan is cancelled, forfeited, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, forfeiture, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under
Section 16 or any successor rule of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan to Insiders, but shall be available for regrants under the Plan to Participants who are not Insiders.

     4.3 Adjustments in Authorized Shares and Prices. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, spin-off, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number, class and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

Article 5. Eligibility and Participation

     5.1 Eligibility. Persons eligible to participate in this Plan include all Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof. The maximum number of Options which are available under the Plan for award to any individual Participant over the duration of the Plan shall not exceed ten percent (10%) of the amount of shares available under the Plan for issuance in the form of Options, as may be adjusted pursuant to the Plan.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under
Section 422 of the Code.

     6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than the Fair Market Value of a Share on the date the Option is granted, subject to adjustment pursuant to Section 4.3 herein. Options may not be repriced without shareholder approval.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant;
provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may any Option granted under this Plan become exercisable prior to six (6) months following the date of its grant.

     6.6 Payment. (a) Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     (b) The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equiva-lent, or (ii) by tendering to the Company, or certifying ownership by the Participant to the satisfaction of the Company of, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered or certified must have been held by the Participant for at least six (6) months prior to their tender or certification), or (iii) by a combination of (i) and (ii).

     (c) The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     (d) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisa-ble, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 Nontransferability of Options. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of an Option by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

Article 7. Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The maximum number of SARs which are available under the Plan for award to any individual Participant over the duration of the Plan shall not exceed ten percent (10%) of the amount of shares available under the Plan for issuance in the form of SARs, as may be adjusted pursuant to the Plan.

     The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. In no event shall any SAR granted hereunder become exercisable within the first six (6) months of its grant. SARs may not be repriced without shareholder approval.

     7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expira-tion of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and
(iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, at its sole discretion, imposes upon them.

     7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.5 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, at its sole discretion;
provided, however, that such term shall not exceed ten (10) years.

     7.6  Payment of SAR Amount. Upon exercise of a SAR, a
Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by

     (b) The number of Shares with respect to which the SAR is exercised.



     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

     7.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of any rule or interpretation promulgated under Section 16 (or any successor rule) of the Exchange Act.

     7.8 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or other-wise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a SAR by a Participant solely to members of the Participant's immediate family or trusts for the benefit of such persons.

Article 8. Restricted Stock

     8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible
Employees in such amounts as the Committee shall determine.

     8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

     8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement.
All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a Restricted Stock Award by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons, subject to any Period of Restriction.

     8.4  Certificate Legend. Each certificate representing
Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

          "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Premark International, Inc. 1994 Incentive
          Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock
          Agreement may be obtained from Premark
          International, Inc."

     The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     8.5 Removal of Restrictions. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.4 removed from his or her Share certificate.

     8.6  Voting Rights. During the Period of Restriction,
Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     8.7 Dividends and Other Distributions. The Committee shall have the discretion to determine whether Participants who have been granted Restricted Stock will be entitled to dividends and other distributions paid on Shares during the Period of Restriction, and if so, the date of receipt. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

     8.8  Period of Restriction.   Any Restricted Stock Award
granted hereunder shall have a Period of Restriction of not less than three years, except in the following circumstances:

     (a) Any Restricted Stock Award which includes a performance-based condition may have a Period of Restriction as short as one year; and

     (b) An aggregate amount of Restricted Stock Awards not exceeding three percent (3%) of the Shares available pursuant to Section 4.1 of the Plan, excluding Shares transferred to this Plan from Prior Plans pursuant to
          Article 19, may be issued without a minimum Period of Restriction.

Article 9. Performance Awards

     9.1 Grant of Performance Awards. Subject to the terms of the Plan, Performance Awards may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of Awards granted to each Participant. Such Performance Awards may take the form determined by the Committee, including without limitation, cash, Shares, Performance Units and Performance Shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives.

     9.2 Performance Goals.     (a) The Committee shall set
performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share, or restrictions which are necessary or desirable as a result of applicable laws or regulations. Performance goals may be based upon, without limitation, Company-wide, divisional, project team, and/or individual performance.

     (b) The Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

     (c) Performance Periods shall, in all cases, exceed six (6) months in length.

     9.3  Value of Performance Units/Shares. (a) Each Performance
Unit shall have an initial value that is established by the Committee at the time of grant.

     (b) Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

     9.4 Earning of Performance Awards. After the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive the payout earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, except as adjusted pursuant to Section 9.2(b) or as deferred pursuant to Article 11.

     9.5 Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. Participants may elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

     9.6 Nontransferability. Performance Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's Beneficiary.
Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a Performance Award by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

Article 10. Beneficiary

     10.1 Designation. Each Participant under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successively). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. Any such designation shall control over any inconsistent testamentary or intervivos transfer by a Participant, and any benefit of a Participant under the Plan shall pass automatically to a Participant's Beneficiary pursuant to a proper designation pursuant to this Section 10.1 without administration under any statute or rule of law governing the transfer of property by will, trust, gift or intestacy.


     10.2 Absence of Designation. In the absence of any such designation contemplated by Section 10.1, benefits remaining unpaid at the Participant's death shall be paid pursuant to the Participant's will or pursuant to the laws of descent and distribution.

Article 11. Deferrals

     The Committee may permit a Participant to elect, or the Committee may require at its sole discretion subject to the proviso set forth below, any one or more of the following: (i) the deferral of the Participant's receipt of cash, (ii) a delay in the exercise of an Option or SAR, (iii) a delay in the lapse or waiver of restrictions with respect to Restricted Stock, or
(iv) a delay of the satisfaction of any requirements or goals with respect to Performance Awards; provided, however, the Committee's authority to take such actions hereunder shall exist only to the extent necessary to reduce or eliminate a limitation on the deductibility of compensation paid to the Participant pursuant to (and so long as such action in and of itself does not constitute the exercise of impermissible discretion under)
Section 162(m) of the Code, or any successor provision thereunder. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals, including provisions relating to periods of deferral, the terms of payment following the expiration of the deferral periods, and the rate of earnings, if any, to be credited to any amounts deferred thereunder.

Article 12. Rights of Employees

     12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     12.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 13. Change in Control

     13.1 Acceleration of Vesting. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Awards outstanding and not then exercisable and vested as of the date such Change in Control is determined to have occurred, shall become fully exercisable and vested to the full extent of the original grant. Upon termination of employment occurring as a consequence of a Change in Control, as determined by the Committee, an Option shall remain exercisable for seven months following such termination or until the expiration of the stated term of such Option, whichever period is shorter.

     13.2 Surrender in Lieu of Acceleration. During the 60-day period from and after a Change in Control, (the "Exercise Period"), a Participant who holds an Option shall have the right, in lieu of the payment of the exercise price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of an Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the exercise price per Share under the Option (the "Spread") multiplied by the number of Shares granted under the Option as to which the right granted under this Section shall have been exercised; provided, however, that if the Change in Control is within six (6) months of the date of grant of a particular Option held by a Participant no such election shall be made by such Participant with respect to such Option prior to six
(6) months from the date of grant. If the end of such 60-day period from and after a Change in Control is within six (6) months from the date of grant of an Option or the date of an Award, such Option or Award shall be cancelled in exchange for a cash payment to any Participant subject to Section 16 under the Exchange Act, effected on the day which is six (6) months and one day after the date of grant of such Option or Award, as the case may be, equal to (a) in the case of an Option, the Spread multiplied by the number of Shares granted under the Option, or
(b) in the case of an Award, the Change in Control Price multiplied by the number of Shares comprising an outstanding Award. Notwithstanding the foregoing, if any right granted pursuant to this Section 13.2 would make a Change in Control transaction ineligible for pooling of interests accounting under the provisions of the Accounting Principles Board's Opinion No. 16 that but for this Section 13.2 would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 13.2 with shares of common stock having a Fair Market Value equal to the cash that would otherwise be payable hereunder and which will not render the Change in Control transaction ineligible for pooling of interests accounting.

Article 14. Death and Termination

     The Committee shall have the authority to establish provisions from time to time governing the exercisability, vesting, forfeiture, payout or amount of Awards in respect of a Participant's death or disability, or termination of employment, whether as a consequence of retirement, resignation, involuntary termination or otherwise.

Article 15. Amendment, Modification, and Termination

     15.1 Amendment, Modification, and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company (as may be required by the Code, by the short-swing profit rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto), no such amendment or modification may:

     (a) Increase the total number of Shares which may be issued under this Plan, except as provided in Article 4 hereof; or

     (b)  Modify the eligibility requirements; or

     (c) Materially increase the benefits accruing under the Plan.

     15.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. The Committee shall have the right to replace any previously-granted Award under the Plan with an Award equal to the value of the replaced Award at the time of replacement, without obtaining the consent of the Participant holding such Award.

Article 16. Withholding

     16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obliga-tion) required by law to be withheld with respect to any taxable event arising under or as a result of this Plan.

     16.2 Share Withholding. With respect to withholding required and/or permitted upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares (or by surrendering Shares previously owned which have been held for longer than six months) having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the requirements established by the Committee.

Article 17. Successors

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, spin-off, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. Legal Construction

     18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with Section 18.3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     Notwithstanding any other provision set forth in the Plan, if required by any rule or interpretation promulgated under
Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

     18.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

Article 19. Prior Plans

     Upon the approval by the Company's shareholders of this Plan, all outstanding grants and awards under the Prior Plans, as well as any Shares then-reserved for use under the Prior Plans, shall be deemed transferred to this Plan. The terms and conditions of any agreements issued pursuant to any of the Prior Plans shall remain unchanged and in full force and effect.

EXHIBIT 4.2

FORM OF STOCK OPTION AGREEMENT

     1. Option Grant. Premark International, Inc., a Delaware corporation ("Premark"), pursuant to the Premark International, Inc. 1994 Incentive Plan (the "Plan"), a copy of which is attached, hereby grants to the Optionee as of the Date of Grant an option to purchase from Premark a number of shares of the common stock of Premark, $1.00 par value ("Common Stock"), at the Option Price, all as specifically indicated above. The Option Term shall mean the period which begins on the Date of Grant and ends on the date the Option Term Expires, as set forth above.
The option is exercisable in accordance with the terms and conditions of this Agreement and the Plan. The Optionee shall execute and return this Agreement to Premark. If Premark determines that any agreement from the Optionee is appropriate in order to comply with any listing, registration or other legal requirement, the Optionee shall execute and deliver such agreement to Premark. All determinations and interpretations made by Premark in connection with any question arising under this Agreement or the Plan shall be binding and conclusive upon the Optionee or his or her legal representative.

     2. Exercise Period. This option shall become exercisable as set forth above. Any portion of the option which becomes exercisable shall continue to be exercisable, until exercised, during the term which begins on the date the Exercise Rights Begin and ends on the date the Option Term Expires. Exceptions to this general rule shall apply in the event of termination of employment, a death or a Change of Control, as provided in Paragraphs 6, 7 and 8 of this Agreement.

     3. Exercise Procedure. Options are exercised by delivering a written notice to Premark specifying the number of shares to be purchased, and by including payment in full, or arrangements satisfactory to Premark for payment in full, of the Option Price for such shares. Premark shall make available to the Optionee a form that may be used for this purpose. At least five shares must be purchased at any one time unless fewer than five shares remain subject to this option. The date of exercise shall be the date on which such notice and payment, or arrangements satisfactory to Premark for payment, are received by Premark.

     4. Payment of the Option Price. As provided under Article 6 of the Plan, payment of the Option Price for the number of shares to be purchased shall be made (i) in cash (including a check, bank draft or money order), (ii) by delivery to Premark, or by certifying to Premark's satisfaction the ownership, of shares of Common Stock having a fair market value at least equal to the Option Price for such shares, or (iii) by any combination of (i) and (ii). For this purpose, the "fair market value" of Common Stock shall be the closing price of a share of Common Stock on the Composite Tape for New York Stock Exchange Listed Stocks on the day before the date of exercise or, if there is no reported sale on that day, on the last preceding date on which a reported sale occurred.

     5. Delivery of Certificate(s). Upon any exercise of this option and subject to the payment of tax obligations under
Section 9 of this Agreement, Premark shall deliver the certificate(s) representing the number of shares purchased. The certificate(s) shall be registered in the name of the Optionee, or if the Optionee so requests in writing at the time of exercise, jointly in the name of the Optionee and another person with rights of survivorship. If the Optionee dies, the certificate(s) shall be registered in the name of the person entitled to exercise this option in accordance with Paragraph 7 of the Agreement.

     6. Termination of Employment. (a) If the Optionee shall voluntarily resign employment from Premark or any Subsidiary (as defined in Section 2 of the Plan) or retire from Premark or any Subsidiary before age 65 and without the permission of the Committee, the Optionee may, within a period of thirty days following termination of employment but in no event after the date the Option Term Expires as provided above, exercise the option to the extent the Option was exercisable on the date of termination of employment.

     (b) If the Optionee shall cease to be employed by Premark or any Subsidiary because that person was terminated by Premark or any Subsidiary, other than for cause (as determined by Premark), the option shall continue to become exercisable during the period of one year following termination of employment, and the Optionee may exercise the option during the one-year period to the extent the option is exercisable or becomes exercisable. Notwithstanding the foregoing, the option may not become exercisable or be exercised after the date the Option Term Expires as provided above.

     (c) If the Optionee shall cease to be employed by Premark or any Subsidiary because that person (i) became disabled, (ii) retired from Premark or any Subsidiary on or after age 65, or
(iii) retired prior to age 65 with the permission of the Committee, the option shall continue to become exercisable during the period of three years following termination of employment, and the Optionee may esercise the option during the three-year period to the extent the option is exercisable or becomes exercisable. Notwithstanding the foregoing, the option may not become exercisable or be exercised after the date the Option Term Expires as provided above.

     (d) Notwithstanding Section 6(c) above, if the Optionee becomes disabled, or retires with the permission of the Committee, and is determined at the time of either such event by Premark to be an eligible senior executive of Premark or any Subsidiary for purposes of this section, the option shall continue to become exercisable and may be exercised through the date the Option Term Expires as provided above.

     (e) If the Optionee's employment with Premark or any Subsidiary is terminated for cause (as determined by Premark), all rights to exercise the option shall expire upon Optionee's receipt of written notice of termination of employment.

     7. Death of an Optionee. If the Optionee dies while employed by Premark or any Sudsidiary, or while entitled to Extraordinary Exercise Rights if such rights so provide, the option to purchase shares hereunder shall become immediately and fully exercisable by the person to whom the option is transferred by will or the laws of descent and distribution and may be exercised within one year following the Optionee's death, but not later than the end of the Option Term. If the Optionee dies after termination of employment with Premark or any Sudsidiary, the option may be exercised by such person only to the extent the option was exercisable on the date of death and only on or before the earliest of (a) one year following Optionee's death, (b) the last date on which the Optionee could have exercised the option had he or she not died, or (c) end of the Option Term.

     8. Change of Control. In the event of a Change of Control (as defined in Section 2 of the Plan), this option to purchase shares shall become immediately and fully exercisable, subject to
Article 13 of the Plan and shall remain exercisable throughout such Option Term. If the Optionee shall exercise all or a portion of the option to purchase shares hereunder during the 60-day period following a Change of Control, the Optionee may elect either to pay the Option price to purchase such shares or to surrender all or part of such option to Premark and receive cash in accordance with the provisions of the Plan.

     9. Withholding Tax. Upon any exercise of this option, the Optionee or other person entitled to receive shares of Common Stock pursuant to such exercise will be obligated to pay to Premark the amount of any taxes which Premark determines the Optionee's employer is required to withhold with respect to such shares. In lieu of a cash payment of such amount, Premark shall have the right to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. If, however, the Optionee is an officer or director of Premark (within the meaning of Section 16 of the Securities Exchange Act of 1934), Premark shall not retain, or sell without notice, such shares unless the Optionee exercises the option within the ten business day period beginning on the third business day following the date of Premark's release of a quarterly or annual summary statement of sales and earnings, or irrevocably elects to have shares withheld in satisfaction of taxes required to be withheld by the employer, which election shall take effect six months after the date of such election.

     10. Transferability. In accordance with Section 6.8 of the Plan, the option may not be assigned, encumbered or transferred. During the lifetime of the Optionee, the option may be exercised only by the Optionee. If the Optionee dies, the option may be transferred in accordance with Section 7 of the Agreement.

     11. Notices. All notices hereunder to Premark shall be delivered or mailed to the Corporate Secretary of Premark International, Inc. at its headquarters office. All notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address indicated below, unless the Optionee notifies Premark in writing of a change of address.

     12. Assumption of Risk. It is expressly understood and agreed that the Optionee assumes all risks incident to any change hereafter in applicable laws or regulations, or incident to any change in the market value of the Common Stock after the exercise of this option in whole or in part.

     The parties confirm this Agreement effective as of the Date of Grant and have executed it on _______________, 199 .


PREMARK INTERNATIONAL, INC.        OPTIONEE

                                   _________________________
                                   Signature

                                   _________________________
                                   Street Address

John M. Costigan                   _________________________
Senior Vice President              City     State   Zip Code

EXHIBIT 5

May 4, 1994

Premark International, Inc.
1717 Deerfield Road
Deerfield, Illinois 60015

     RE:     Premark International, Inc. Registration
             Statement on Form S-8 Relating to the Premark
             International, Inc. 1994 Incentive Plan

Dear Sirs:

Premark International, Inc., a Delaware corporation (the "Company"), proposes to file a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act") in connection with a proposed sale to employees of the Company of up to 2,500,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") pursuant to the exercise of options which have been or may be granted to such persons under the Company's 1994 Incentive Plan (the "Plan").

As counsel to the Company, I have examined such corporate proceedings and such other legal matters as I deemed relevant to the authorization and issuance of the shares of Common Stock covered by the Registration Statement. Based upon such examination, it is my opinion that the shares of Common Stock being sold by the Company are legally authorized and, upon the issuance and delivery thereof and the receipt by the Company of the purchase price therefor as provided in the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not concede that I am an expert within the meaning of the Act or the rules and regulations thereunder, or that this consent is required by Section 7 of the Act.

Very truly yours,



John M. Costigan






EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement pertaining to the Premark International, Inc. 1994 Incentive Plan on Form S-8 of our report dated February 11, 1994, which appears on page 41 of the 1993 Annual Report to Shareholders of Premark International, Inc., which is incorporated by reference in Premark International, Inc.'s Annual Report on Form 10-K for the year ended December 25, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 13 of such Annual Report on Form 10-K.

Price Waterhouse
May 4, 1994
Chicago, Illinois
































EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned Director of Premark International, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints each of John M. Costigan, L. John Fletcher and Thomas M. Roehlk, and their or his substitutes or substitute, his or her true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorney and agent may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of the common stock, $1.00 par value, of the Corporation on a Registration Statement on Form S-8, and to any and all amendments, including post-effective amendments, to the said Registration Statement, relating to the Premark International, Inc. 1994 Incentive Plan, as the same may be amended from time to time, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his or her capacity as a Director of the Corporation, and to file the same, or cause the same to be filed, together with exhibits, supplements, appendices, instruments and other documents pertaining thereto, with the Securities and Exchange Commission, and hereby ratifying and confirming all that said attorneys and agents, and each of them, and their or his substitute or substitutes, may have done, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, The undersigned has hereunto set his or her hand this 4th day of May, 1994.


William O. Bourke                   Dr. Ruth M. Davis


Dr. Lloyd C. Elam                   Clifford J. Grum


Joseph E. Luecke                    Bob Marbut



John B. McKinnon                    Robert M. Price


Janice D. Stoney